EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
12/3/2013	Purchase	$ 6.4047	1	36376
12/4/2013	Purchase	$ 6.3812	2	22544
12/5/2013	Purchase	$ 6.3762	3	16766
12/6/2013	Purchase	$ 6.4605	4	23566
12/9/2013	Purchase	$ 6.3767	5	21873
12/10/2013	Purchase	$ 6.4949	6	29300
12/11/2013	Purchase	$ 6.4958	7	16679
12/12/2013	Purchase	$ 6.4967	8	21141
12/13/2013	Purchase	$ 6.4814	9	20190
12/16/2013	Purchase	$ 6.4967	10	5531
12/17/2013	Purchase	$ 6.5000		354
12/18/2013	Purchase	$ 6.4963	11	30885
12/19/2013	Purchase	$ 6.4893	12	17800
1/2/2014	Purchase	$ 6.4615	13	33000
1/3/2014	Purchase	$ 6.4659	14	54281
1/6/2014	Purchase	$ 6.4536	15	24386
1/7/2014	Purchase	$ 6.4746	16	74800
1/8/2014	Purchase	$ 6.4291	17	21941
1/9/2014	Purchase	$ 6.3908	18	27330
1/10/2014	Purchase	$ 6.4176	19	26525
1/13/2014	Purchase	$ 6.4465	20	17500
1/14/2014	Purchase	$ 6.5000		764
1/23/2014	Purchase	$ 6.4125	21	46430
1/24/2014	Purchase	$ 6.2864	22	52870
1/27/2014	Purchase	$ 6.2074	23	50000
1/28/2014	Purchase	$ 6.3462	24	27900

1 This transaction was executed in multiple trades at prices ranging from $6.34 – 6.50.
2 This transaction was executed in multiple trades at prices ranging from $6.33 – 6.42.
3 This transaction was executed in multiple trades at prices ranging from $6.34 – 6.43.
4 This transaction was executed in multiple trades at prices ranging from $6.43 – 6.50.
5 This transaction was executed in multiple trades at prices ranging from $6.32 – 6.40.
6 This transaction was executed in multiple trades at prices ranging from $6.42 – 6.50.
7 This transaction was executed in multiple trades at prices ranging from $6.46 – 6.50.
8 This transaction was executed in multiple trades at prices ranging from $6.48 – 6.50.
9 This transaction was executed in multiple trades at prices ranging from $6.43 – 6.50.
10 This transaction was executed in multiple trades at prices ranging from $6.48 – 6.50.
11 This transaction was executed in multiple trades at prices ranging from $6.45 – 6.50.
12 This transaction was executed in multiple trades at prices ranging from $6.45 – 6.50.
13 This transaction was executed in multiple trades at prices ranging from $6.44 – 6.50.
14 This transaction was executed in multiple trades at prices ranging from $6.42 – 6.50.
15 This transaction was executed in multiple trades at prices ranging from $6.39 – 6.50.
16 This transaction was executed in multiple trades at prices ranging from $6.44 – 6.49.
17 This transaction was executed in multiple trades at prices ranging from $6.37 – 6.48.
18 This transaction was executed in multiple trades at prices ranging from $6.38 – 6.40.
19 This transaction was executed in multiple trades at prices ranging from $6.29 – 6.45.
20 This transaction was executed in multiple trades at prices ranging from $6.42 – 6.45.
21 This transaction was executed in multiple trades at prices ranging from $6.36 – 6.50.
22 This transaction was executed in multiple trades at prices ranging from $6.22 – 6.35.
23 This transaction was executed in multiple trades at prices ranging from $6.11 – 6.25.
24 This transaction was executed in multiple trades at prices ranging from $6.12 – 6.40.